                                                                EXHIBIT 10.15(4)

                      LINCOLN INVESTMENT MANAGEMENT, INC.

                        INVESTMENT MANAGEMENT AGREEMENT


        Client Name:  American States Life Insurance Company
                      ------------------------------------------
                                (the  "Account")

        Effective Date:        May 28, 1996
                        ---------------------------------

     The undersigned (the "Client") hereby confirms that it has retained Lincoln Investment Management, Inc., an Illinois corporation ("LIM"), as investment adviser for the Account, consisting of those assets identified on Schedule A attached hereto as well as all other assets which become part of the Account as a result of transactions therein or additions thereto, and further that it has, if and to the extent provided herein, retained LIM to provide certain additional services with respect to the Account, and LIM agrees to serve on the following terms and conditions:

     1. Appointment and Acceptance of LIM. LIM is appointed as investment adviser for the Account and will provide certain administrative services with respect to the Account, all as set forth in Section 2 hereof. LIM accepts such appointment pursuant to the terms and conditions set forth in this Agreement.

     2. Powers, Rights and Duties of the Manager.

        (a) Investment advisory. LIM shall perform its responsibilities under this Agreement in accordance with the investment objectives and policies of the Account described in Section 3 hereof. Subject to such investment objectives and policies, LIM shall have authority in its sole discretion and without prior consultation with the Client and as attorney-in-fact with full power and authority on behalf of the Client:

        (i) to make all investment decisions for the Account, it being understood that LIM shall have complete discretion as to the nature, amount and timing of all transactions to be effected in the Account;

        (ii) to investigate, analyze, negotiate, purchase, enter into, monitor, manage, and sell or otherwise dispose of investments of all types referred to on Schedule B hereto and any additional types of investments as may be authorized in accordance with Section 3 hereof;

        (iii) to negotiate, draft, legally document, execute, acknowledge, deliver, and if applicable, file or record, or cause to be filed or recorded, in any appropriate public office, all types of contracts, documents, agreements and certificates relating to investments for the Account, including, without limitation, brokerage agreements, letters of commitment, guarantees, stock purchase or subscription agreements, note agreements, participation agreements, purchase and sale agreements, indemnity agreements, partnership agreements, limited partnership agreements, joint venture agreements, option or warrant agreements, swap agreements, mortgages, correspondent agreements, trust deeds, trusts, financing statements, assignments, security agreements, pledges, reorganization agreements, modification agreements, escrow agreements and instruments of every kind and nature whatsoever, and to modify, cancel or terminate such contracts, documents, agreements and certificates;

        (iv) after reasonable inquiry or investigation, to make such representations, warranties, covenants or certifications in the name of and on behalf of the Client as it believes to be true; to agree to any terms or conditions to control any investment or investment transaction; to direct the purchase, sale or exercise of any options, privileges or rights with respect to any investment; to initiate, defend or influence the direction of any claim or litigation arising from or with respect to any investment; to effect any purchase, sale, exchange, conversion, compromise, settlement or release with respect to any investment;

        (v) to issue directly to brokers, dealers or issuers orders for the purchase, sale, exchange or other acquisition or disposition of investments for the Account or any interests therein as it may deem appropriate;

        (vi) to take any action, or render advice respecting the voting of proxies solicited by or with respect to the issuers of securities in which assets of the Account may be invested from time to time; and

        (vii) in furtherance of the foregoing, to do anything which LIM shall deem requisite, appropriate or advisable in connection therewith.

     LIM, in its sole discretion and at its own expense, shall have authority to engage the services of a subadviser or subadvisers in connection with the management of the Account. LIM shall continue to be responsible for all investment advisory services furnished to the Account by such subadviser or subadvisers.

        (b) Additional Services. In connection with the management of the Account, LIM shall also provide the additional services listed on Schedule C hereto.

     3. Investment Objectives and Policies. The initial investment objectives and policies of the Account shall be as set forth in Schedule B hereto. The Client will notify LIM in writing of any modifications therein from time to time. LIM is not charged with notice of any modifications in the Client's investment objectives or policies until such modifications are received in writing by LIM. In addition, if LIM has obligated itself or the Client to the purchase or sale of an investment for the Client prior to the receipt of notice of such modification, LIM shall fulfill such purchase or sale obligation on behalf of the Client.

     4. Client's Responsibilities.

     Client acknowledges that it (i) is the owner of all of the assets of the Account; (ii) is responsible to assure that all investments made for the Account meet the requirements and limitations of any applicable jurisdiction, contract or instrument; and (iii) is responsible to assure that any limitations or restrictions arising from applicable law or regulations which in Client's judgment apply to Client's aggregate holdings of any particular investment or type of investment are not exceeded.

     The Client is required to notify LIM in writing of changes in the restrictions, limitations or requirements governing the assets of, and investments for, the Account and to modify the investment objectives and policies of the Account as set forth in Schedule B hereto. The Client will notify LIM in writing as to any investments for the Account that do not meet the requirements or limitations of any applicable jurisdiction, contract or instrument. LIM shall arrange to dispose of those assets as agreed upon with the Client, and such dispositions shall be made in the Client's Account and at the Client's expense and risk.

     The Client acknowledges that it shall be solely responsible for (and LIM shall have no responsibility for): (i) maintenance of proper accounting records for the Account; or (ii) with the exception of the SVO filings to be made by LIM pursuant to Schedule C hereto, all filings required to be made respecting the Account or assets of the Account with federal or state regulatory authorities (including, without limitation, verifying and ensuring the accuracy of all data contained within such filings). Without diminishing or modifying LIM's obligations under Section 10 hereof, the Client acknowledges that it has responsibility for the valuation of the assets of the Account for purposes of the Client's own financial and performance reporting, whether required by law or regulation or otherwise.

     5. Documentation to be Furnished by Client. The Client agrees to furnish LIM with such authorizations and documentation as LIM may from time to time require to enable it to carry out its obligations under this Agreement, including powers of attorney. Without limiting the foregoing, the Client will direct the Custodian (as defined below) to provide LIM with cash information as it relates to the Account assets.

     6. Custodian. The Client shall be responsible for the appointment and payment of a custodian (the "Custodian"), acceptable to LIM, who will take custody of the Account assets and be responsible for the collection of interest, dividends, distributions and other income (whether in cash or securities) attributable to the assets in the Account. Although LIM may place orders directly with brokers for execution of transactions authorized by this Agreement with respect to the Account, all such transactions shall be carried
out through the Custodian.   The Client will direct Custodian to accept
settlement instructions issued by LIM for the Account, and LIM shall not be liable to the Client for (i) any failure of the Custodian to perform its responsibilities to the

Account, including, without limitation, any losses that arise from the failure of the Custodian to notify LIM of any notices affecting called securities, deadline expirations, dates and capital reorganization events affecting the securities in the Account or (ii) any liability or loss with respect to the transmittal or safekeeping of cash, securities or other assets.

     7. Account Modifications. The Client may make additions to the Account with reasonable advance notice to LIM. The Client may make withdrawals from the Account subject to industry trade settlement time requirements and any other market restrictions; provided, however, that LIM may establish additional restrictions for the withdrawal of certain assets due to the less liquid nature of such assets.

     8. Brokerage.

        (a) LIM is hereby authorized on behalf of the Client to place orders for the Account with brokers and dealers selected exclusively by LIM. LIM will not be responsible for any act or omission by brokers or dealers selected by LIM.

        (b) In selecting brokers and dealers to execute transactions and in negotiating commission rates with respect thereto, LIM shall take into account the financial stability and reputation of brokerage firms and the brokerage and research services provided by such brokers. The Client may be deemed to be paying for services (sometimes referred to as "soft dollar" payments) provided by the broker which are included in the commission rate (as permitted by Section 28(e) of the Securities Exchange Act of 1934), provided that such commission rate is reasonable in relation to the value of the brokerage and research services provided when viewed in terms of either that particular transaction or LIM's overall responsibilities with respect to the accounts as to which it exercises investment discretion. The investment advisory fees described in Section 11 below are based upon the foregoing.

        (c) LIM may combine orders for the Account with those on behalf of other clients. The purchase price paid or the proceeds received in any combined order will be allocated equitably among those accounts with assets included in such combined order.

        (d) As evidence of LIM's authority to act as investment adviser for the Account, Client shall, on or before the execution date of this Agreement, execute a letter in form substantially similar to Exhibit 1 hereto and Client authorizes LIM to provide copies of such letter to any broker or dealer it may select pursuant to subparagraph (a) of this Section 8.

     9. Account Information. LIM shall deliver or cause to be delivered in written form at the times set forth in Schedule D the Account information and reports set forth in Schedule D.

     10. Valuation. In determining the value of the Account or any of its assets, any security listed on one or more national securities exchanges shall be valued at the last quoted sale price on the valuation date on the principal exchange or market on which the security is traded.

Any other security or asset shall be valued as determined in good faith by LIM to reflect its fair value.

     11. Compensation.

         (a) The compensation of LIM for its investment advisory services shall be calculated and paid in accordance with the attached Schedule E on the basis of asset values determined as provided in this Agreement.

         (b) The Client shall pay all expenses related to the Account and investments of the Account including, without limitation, custodian fees, brokerage commissions and such other expenses as may be related to the execution of orders to purchase or sell assets of the Account.

     12. Service to Other Clients. It is understood that LIM also provides investment management services to other clients, and may give advice and take action with respect to the assets of such clients which may differ from the advice given, or the timing or nature of action taken, with respect to the Account. Nothing herein shall restrict LIM, its principals, affiliates or employees from purchasing or selling any investment for its or their own accounts. Furthermore, LIM shall have no obligation to purchase or sell for the Account, or to recommend for purchase or sale for the Account, any investment which LIM, its principals, affiliates or employees may purchase or sell for themselves or for any other client.

     13. Representations by the Client. The Client represents and warrants that (i) the retention of LIM pursuant to this Agreement is authorized by any governing documents relating to Client and the Account; (ii) this Agreement has been duly authorized by appropriate action and when so executed and delivered will be binding upon the Client in accordance with its terms; (iii) neither the execution and delivery of the Agreement by Client nor the performance of its obligations hereunder conflict with or violate any provision of law, rule or regulation, or any instrument to which it is a party or to which any of its property is subject; (iv) the Client has obtained all consents, approvals and waivers of regulatory authorities which may be required in order for Client to execute this Agreement and perform its responsibilities hereunder; and (v) the Client will deliver to LIM such evidence of its authority as LIM may reasonably require, whether by way of a certified corporate resolution or otherwise.

     14. Representations by LIM. LIM represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

     15. Utilization of Attorneys; Scope of Engagement. Client acknowledges that from time to time during the term of this Agreement, LIM shall obtain advice from or otherwise be represented by attorneys, including attorneys who may be employees of LIM and/or its affiliates ("LIM Counsel"), with respect to matters arising under or in connection with this Agreement, including, without limitation, the matters described in Section 2 hereof. Client further acknowledges and agrees that: (i) LIM Counsel (whether or not they are employees of LIM and/or its affiliates) shall at all times only represent LIM and/or its affiliates; (ii) that LIM shall have no obligation to engage attorneys to represent Client; and (iii) that Client will retain or engage counsel to represent it as and when it deems such engagement to be appropriate. Client acknowledges and agrees that it shall not: (i) be owed any professional duty or obligation by LIM Counsel; (ii) be deemed to receive any advice or other legal representation from LIM Counsel; or
(iii) be entitled to rely upon, or actually rely upon, any statements of LIM Counsel.

     16. Tax Advice; Scope of Engagement. LIM will not render tax advice in connection with the performance of its services hereunder. Client acknowledges that (i) it will not rely on LIM for tax advice, and (ii) it will seek tax advice, as it deems appropriate, from other qualified experts.

     17. Liability. Unless otherwise provided by law, the Client agrees that neither LIM nor any LIM director, officer, employee or LIM Counsel shall be liable for any loss due to an error in judgment or for any act or omission to act by LIM, LIM Counsel, or any broker, dealer or Custodian, except for losses resulting from LIM's or such director's, officer's, employee's or LIM Counsel's gross negligence or willful misconduct. The Client shall indemnify and hold harmless LIM, its directors, officers, employees and LIM Counsel against any loss, expense or claim arising in connection with the Account or this Agreement from any act other than their gross negligence or willful misconduct, except where such indemnification is prohibited by law.

     18. Term. This Agreement shall remain in effect for three years from the Effective Date (the "Initial Term"). Following the Initial Term, this Agreement will be automatically renewed for additional one year terms, unless sooner terminated as herein provided.

     19. Dispute Resolution. In the event of a dispute arising out of or relating to this Agreement, or the breach thereof, the parties shall attempt in good faith to resolve the dispute in the manner set forth in Schedule F.

     Nothing in this Section 19 or in Schedule F shall be construed to constitute a waiver of any right provided by the Investment Advisers Act of 1940.

     20. Termination and Assignment.

     (a) This Agreement may be terminated by the Client during the Initial Term if LIM or any of its directors, officers or employees or LIM Counsel engage in any act or omission which constitutes gross negligence or willful misconduct, upon written notice to LIM. This Agreement may be terminated by either party following the Initial Term at any time upon sixty (60) days' prior written notice to the other party. Upon any termination of the Agreement by either party, (i) any transaction for the Account initiated prior to the receipt of written notice of termination shall be consummated, and (ii) LIM shall not initiate any transactions for the Account subsequent to the receipt of written notice of termination except at Client's written request.

         (b) No assignment (as defined in the Investment Advisers Act of 1940) of this Agreement by LIM shall be effective without the written consent of the Client.

         (c) The provisions of Section 17 of this Agreement shall survive notwithstanding any termination of this Agreement.

     21. Notices. Unless otherwise specified herein, all notices, reports or other communications provided for herein shall be in writing and delivered by first-class mail, registered or certified mail, overnight courier service or facsimile to LIM or to the Client at the addresses appearing below. All facsimiles which are sent must be telephonically confirmed. The effective date of any such notice shall be the date such notice is received. Each party to this Agreement may by written notice to the other party designate a different address.

     22. Confidentiality. LIM and the Client acknowledge and agree that all information furnished by LIM to the Client in connection with the Account under this Agreement shall be treated as confidential and shall not be disclosed to third parties without the prior written consent of LIM, except as required by applicable law or as required to perform this Agreement.

     If the Client participates in a transaction and as a result of such participation LIM receives confidential information about parties related to the transaction, LIM shall retain such confidential information at its site. If the Client is required by regulatory authorities or otherwise by law to provide such confidential information, LIM, at the written direction of the Client, shall provide the confidential information directly to the requesting entity on the Client's behalf.

     23. Inspection and Audit of Records. Upon reasonable notice by the Client, LIM shall make its records relating to the Account available for inspection and audit by the Client or its representatives and by any state insurance regulators at all reasonable times during normal business hours.

     24. Disclosure Statement. The Client acknowledges receipt of Part II of LIM's Form ADV filed with the Securities and Exchange Commission at least forty-eight (48) hours prior to entering into this Agreement.

     25. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without regard to the principles of conflicts of law contained therein.

     26. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may be amended only by written document signed by the parties.

     27. Modification in Conformity with Law. If any provision hereof is, or at any time should become, inconsistent with any present or future law, rule or regulation of any exchange or any governmental or regulatory body with jurisdiction, said provision shall be deemed modified to conform to such law, rule or regulation, but in all other respects this Agreement shall continue and remain in full force and effect.

                                American States Life Insurance Company
                                -------------------------------------------
                                             Client's Name



Date:                           By:
     -------------------           ------------------------------------
                                    Name:
                                    Title:

                                Mailing Address:

- ------------------------
Telephone No.


- ------------------------
Fax No.


- ------------------------
Taxpayer I.D. No.


Accepted and Agreed to:

LINCOLN INVESTMENT
MANAGEMENT, INC.


By:                                 Date:
   ---------------------                 -----------------------
   Name:
   Title:


By:                                 Date:
   ---------------------                 -----------------------
   Name:
   Title:


200 East Berry Street
Fort Wayne, IN  46802
Attn: Marketing and Client Services

                                 Schedule A

                         Listing of Client's Assets


                               To be provided.

                                 Schedule B

                         STATEMENT OF INVESTMENT POLICY
                     AMERICAN STATES LIFE INSURANCE COMPANY



Investment Objective:

The primary objective is to maximize total return through a combination of relatively high current income and capital appreciation. The rate of return on the portfolio must permit the payment of a competitive crediting rate.

Product Description:

The investment portfolio of American States Life Insurance Company supports the following accounts: universal life, other whole life, term insurance, annuities, disability income, and the capital and surplus accounts. Products are distributed by the large and diverse independent agency system that supports the American States property/casualty business.

ASL's marketing efforts are targeted at these agents rather than the insured. The most important competitive factors are the crediting rate and the cash surrender value.

Performance Measurement:

Portfolio performance will be judged against a benchmark that is appropriate for a life insurance company.


Asset Categories:

                                                        Maximum % of Assets

Uncommitted Cash in Money Market Instruments                    20%

Public Bonds                                                   100%

Less Liquid Investments:
   Private Placements                                           40%
   Mortgages                                                    15%
TOTAL LESS LIQUID INVESTMENTS                                   50%

Equity-Related Securities:
Convertible Bonds & Bonds w/warrants                            10%
   Convertible Preferreds                                       10%
   Common Stocks                                                10%
TOTAL EQUITY-RELATED SECURITIES                                 10%

Real Estate                                                      0%

Tax-Advantaged Securities:
   Preferred Stocks                                             10%
   Tax Exempts                                                   5%
   ESOPs                                                         5%
TOTAL TAX-ADVANTAGED SECURITIES                                 10%

                                          AMERICAN STATES LIFE INSURANCE COMPANY


Derivative Securities:

New programs not permitted.


Unhedged Non-Dollar Investments                                  5%


Quality Restrictions:

Minimum % Assets in Government Securities                        0%
Maximum % Assets Baa                                            60%
Maximum % Assets Below Investment Grade                          5%


Diversification - Maximum % of Assets:

25    % per Industry                   10   % Canadian Governments
- ------                                 -----
2     % per Non-Government Issuer      10   % Other Foreign (dollar-denominated)
- ------                                 -----
35    % MBS/ABS/CMBS                   10   % Supranationals
- ------                                 -----


Maturity or Duration Profile:

Target Duration Range:     4-6  years
                       --------

Maturity Distribution:                  Min. % of Assets     Max. % of Assets
                                        ----------------     ----------------
   Money Market & Bonds <1 yr.                 2%                  20%
   Intermediates                              55%                  98%
   Long (>10 years)                            0%                  40%




Date Prepared: February 22, 1996

                            INVESTMENT GUIDELINES
                                      OF
                    AMERICAN STATES LIFE INSURANCE COMPANY

     The following guidelines (the "Guidelines") are to be read in conjunction with the "Statement of Investment Policy" (individually, the "Policies") adopted by the captioned insurance company (the "Insurer") and are intended to assure compliance with the investment limitations set forth in the Indiana Insurance Code. Lincoln Investment Management, Inc. ("LIM"), which has been appointed investment manager for the Insurer, may not invest the assets of the Insurer in any investment unless that investment is permitted under both the Policies and the Guidelines.

1. Bonds, notes, or other evidences of indebtedness of the United States, any state, territory, or possession of the United States, the District of Columbia, the Dominion of Canada, any province of the Dominion of Canada, or of any administration, agency, authority, or instrumentality of any of the political units enumerated.

2. Bonds, notes or other evidences of indebtedness guaranteed, supported, or insured as to principal and interest by the United States, any state, territory, or possession of the United States, the District of Columbia, the Dominion of Canada, any province of the Dominion of Canada, or by an administration, agency, authority, or instrumentality of any of the political units enumerated.

3. Bonds, notes, or other evidences of indebtedness issued under or pursuant to the Farm Credit Act of 1971 as in effect on December 31, 1990, or the Federal Home Loan Bank Act as in effect on December 31, 1990, interest bearing obligations of the FSLIC Resolution Fund or shares of any institution whose deposits are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation to the extent that such shares are insured; obligations issued or guaranteed by the International Bank for Reconstruction and Development; obligations issued or guaranteed by the Inter-American Development Bank; and obligations issued or guaranteed by the African Development Bank.

4. Bonds, notes, or other evidences of indebtedness issued, guaranteed, or insured as to principal and interest by a city, county, drainage district, road district, school district, tax district, town, township, village, or other civil administration, agency, authority, instrumentality, or subdivision of a state, territory, or possession of the United States, or the District of Columbia, or of any province of the Dominion of Canada, providing such obligations are authorized by law and are:

      (a) direct and general obligations of the issuing, guaranteeing or insuring governmental unit, administration, agency, authority, district, subdivision, or instrumentality;

      (b) payable from designated revenues pledged to the payment of the principal and interest thereof; or

      (c) Improvement bonds or other obligations constituting a first lien, against all of the real estate within the improvement district or on that part of such real estate not discharged from such lien through payment of the assessment. The area to which such improvement bonds or other obligations relate shall be situated within the limits of a town or city and at least fifty percent (50%) of the properties within such area shall be improved with business buildings or residences.

5. Loans evidenced by bonds, notes, or other evidences of indebtedness and secured by first mortgage liens on unencumbered real estate or unencumbered leaseholds having at least fifty (50) years of unexpired term, such real estate, or leaseholds to be located in the United States, any territory or possession of the United States, or the Dominion of Canada. Such loans shall not exceed eighty percent (80%) of the fair value of the security determined in a manner satisfactory to the department, except that the percentage stated may be exceed if and to the extent such excess is guaranteed or insured by:

      (A) the United States, any state, territory, or possession of the United States, the District of Columbia, the Dominion of Canada, any province of the Dominion of Canada, or by any administration, agency, authority, or instrumentality of any of such governmental units; or

      (B) a private mortgage insurance corporation approve by the department.

6. Loans evidenced by bonds, notes, or other evidences of indebtedness guaranteed or insured, but only to the extent guaranteed or insured, by the United States, any state, territory, or possession of the United States, the District of Columbia, the Dominion of Canada, any province of the Dominion of Canada, or by any agency, administration, authority, or instrumentality of any of the political units enumerated, and secured by second or subsequent mortgages or deeds of trust on real estate or leaseholds, provided the terms of the leasehold mortgages or deeds of trust shall not exceed four-fifths, (4/5) of the unexpired lease term, including enforceable renewable options remaining at the time of the loan.

7. Real estate contracts involving unencumbered real estate situated in the United States, any territory or possession of the United States or the Dominion of Canada, to be secured by the title to such real estate.

8. Improved or unimproved real property, whether encumbered or unencumbered, or any interest therein, held directly or evidenced by joint venture interests, general or limited partnership interests, trust certificates or any other instruments, and acquired by the life insurance company as an investment, which real property, if unimproved, is developed within five (5) years, subject to the following conditions and limitations:

      (a) The real estate shall be located in the United States or Canada or in a territory or possession of the United States or Canada.

      (b) The total assets of the life insurance company, as of the end of the next preceding calendar year, must exceed twenty-five million dollars ($25,000,000).

      (c) Fire insurance shall be maintained in an amount at least equal to the insurable value of the improvements or the difference between the value of the land and the value at which such real estate is carried for statement and deposit purposes, whichever amount is smaller.

      (d) Neither the cost of each parcel or improved real property nor the aggregate cost of all unimproved real property acquired under the authority of this paragraph may exceed two percent (2%) of the Company's assets, determined as of December 31 next preceding the date of investment.

9. Deposits of cash in certificates of deposit or in any other form in banks or trust companies which have qualified for the insurance protection afforded by the Bank Insurance Fund of the Federal Deposit Insurance Corporation.

10. Bank and bankers' acceptances and other bills of exchange of kinds and maturities eligible for purchase or rediscount by federal reserve banks.

11. Bonds, notes or other evidences of indebtedness issued, guaranteed, assumed, or supported by a corporation organized under the laws of the United States, a state or territory of the United States, the District of Columbia, the Dominion of Canada, or any province of the Dominion of Canada, which bonds, notes, or other evidences of indebtedness are rated:

      (a) BBB-or higher by Standard and Poor's Corporation (or A-2 or higher in the Case of commercial paper);

      (b) Baa 3 or higher by Moody's Investors Service, Inc. (or P-2 or higher in the case of commercial paper);

      (c) BBB-or higher by Duff and Phelps, Inc. (or D-2 or higher in the case of commercial paper); or

      (d) 1 or 2 by the Securities Valuation Office of the National Association of Insurance Commissioners.

     Investments may also be made under this paragraph in bonds, notes, or other evidences of indebtedness that have not received a rating if the earnings available for fixed charges of the corporation of the period of its five (5) fiscal years next preceding the date of purchase shall have averaged per year not less than one and one-half (1 1/2) times its average annual fixed charges applicable to such period and if during either of the last two (2) years of such period such earnings available for fixed charges shall have been not less than one and one-half (1 1/2) times its fixed charges for such year. However, if the corporation is a finance company or other lending institution at least eighty percent (80%) of the assets of which are cash and receivables representing loans or discounts made or purchased by it, the multiple shall be one and one-quarter (1 1/4) instead of one and one-half (1 1/2).

11(A). Bonds, notes, or other evidence of indebtedness issued, guaranteed, or assumed by a corporation organized under the laws of the United States, a state or territory of the United States, the District of Columbia, the Dominion of Canada, or any province of the Dominion of Canada, which bonds, notes or other evidences of indebtedness have not received a rating or, if rated, have not received a rating that would qualify the bonds, notes, or other evidences of indebtedness for investment under paragraph 11 of this section. Investments authorized by this paragraph may not exceed ten percent (10%) of the Company's assets at the end of the preceding calendar year.

12. Preferred stock of, or common or preferred stock guaranteed as to dividends by, any corporation organized under the laws of the United States, any state, territory, or possession of the United States, the District of Columbia, the Dominion of Canada, or any province of the Dominion of Canada, which over the period of the seven (7) fiscal years immediately preceding the date of purchase earned an average amount per annum at least equal to five percent (5%) of the par value of its common and preferred stock (or, in the case of stocks having no par value, of its issued or stated value) outstanding at date of purchase, or which over such period earned an average amount per annum at least equal to two (2) times the total of its annual interest charges, preferred dividends and dividends guaranteed by it, determined with reference to the date of purchase. No investment shall be made under this paragraph in a stock upon which any dividend is in arrears or has been in arrears for ninety (90) days within the immediately preceding five (5) year period.

13. Common stock of any solvent corporation organized under the laws of the United States, any state, territory, or possession of the United States, the District of Columbia, the Dominions of Canada, or any province of the Dominion of Canada, which over the seven (7) fiscal years immediately preceding purchase earned an average amount per annum at least equal to six percent (6%) of the par value of its capital stock (or, in the case of stock having no par value, of the issued or stated value of such stock) outstanding at date of purchase, but the conditions and limitations of this paragraph shall not apply to the special area of investment to which paragraph 23 of this section pertains.

13(A). Stock or share of any regulated investment company formed under the laws of the United States, any state, territory, or possession of the Untied States, the District of Columbia, the Dominion of Canada, or any province of the Dominion of Canada. As used in this paragraph,

"regulated investment company" means a corporation or company which has been registered as an investment company with the federal Securities and Exchange Commission under the Investment Company Act of 1940 as in effect on December 31, 1990, for a period of at least five (5) years immediately preceding the date of purchase, and which has net assets of not less than twenty-five million dollars ($25,000,000) at the date of purchase.

14. Loans upon the pledge of any of the investments described in this section other than real estate and those qualifying solely under paragraph 20, but the amount of such a loan shall not exceed seventy-five percent (75%) of the value of the investment pledged.

15. Tangible personal property, equipment trust obligations, or other instruments evidencing an ownership interest or other interest in tangible personal property when there is a right to receive determined portions of rental, purchase, or other fixed obligatory payments for the use of such personal property from a corporation whose obligations would be eligible for investment under the provision of paragraph 11, provided, that the aggregate of such payments together with the estimated salvage value of such property at the end of its minimum useful life, and the estimated tax benefits to the insurer resulting from ownership of such property, is adequate to return the cost of the investment in such property, and provided further, that each net investment in tangible personal property for which any single private corporation is obligated to pay rental, purchase, or other obligatory payments thereon does not exceed one-half of one percent ( 1/2%) of the Company's assets at the end of the preceding calendar year; and the aggregate net investments made under the provision of this paragraph do not exceed five percent (5%) of the Company's assets at the end of the preceding calendar year.

16. Loans to policyholders of the Company in amounts not exceeding in any case the reserve value of the policy at the time the loan is made.

17. Bonds, notes, or other evidences of indebtedness payable in United States dollars and issued, guaranteed, or assumed by a foreign government or by a corporation incorporated under the laws of a foreign government, if they carry at least the second highest rating conferred by Moody's Investors Service, Inc. or by Standard & Poor's Corporation, or if the earnings available for fixed charges of such corporation for a period of five (5) fiscal years preceding the date of purchase have averaged at least three (3) times its average fixed charges applicable to such period, and if during either of the last two (2) years of such period, the earnings available for fixed charges were at least three (3) times its fixed charges for such year.

18. Investments although not conforming to the categories, conditions, limitations, and standards contained in paragraphs 1 through 11, 12 through 17, and 21 through 22, but limited in aggregate amount to the lesser of; (a) ten percent (10%) of the Company's assets at the end of the preceding calendar year; or (b) the aggregate of the Company's capital, surplus, and contingency reserves at the end of the preceding calendar year.

19. Investments in bonds, notes, other evidences of indebtedness (other than real estate mortgage indebtedness) and capital stock of, and in real estate and tangible personal property leased to, a single private corporation, shall not exceed two percent (2%) of the company's assets at the end of the preceding calendar year.

20. Investments in: (1) preferred stock, and (2) common stock shall not, as to either of such classes of stock separately considered, exceed ten percent (10%) of the Company's assets at the end of the preceding calendar year.

21. The Company may invest in agreements, commonly known as repurchase agreements, that provide for:

     (1) the transfer of securities issued or fully insured or guaranteed by the United States or any United States government agency against the transfer of funds by the transferee of the securities; and

     (2) the retransfer of the securities to the transferor on demand or within one (1) year after the initial transfers against retransfer of the funds.

     The value of the securities transferred is their market value on the effective date of the agreement and must equal or exceed the value of the funds transferred. Investments under this paragraph may not exceed five percent (5%) of the assets of the Company at the end of the preceding calendar year.

22. The Company may invest in bonds, notes, or other evidences of indebtedness, regardless of the issuer, which are secured by:

     (a)  investments authorized by paragraphs 1, 2, 3, 4 or 11; or

     (b) collateral with the characteristics and limitations prescribed for loans under paragraph 5.

                                  Schedule C

                          List of Additional Services


Accounting services to include the following:


        -    Process cash and trade activity within Prism

        - Monthly projections of prepayment speeds on MBS/ABS (within 10 days of month end)

        - Quarterly GAAP reserve recommendation for permanent declines in market value on fixed income securities and equity securities

        - Complete and file applications for registration of securities with Securities Valuation Office of the NAIC ("SVO") (as required by SVO filing deadlines)

        -    Quarterly Schedule D, Part 3, Part 4 and Part 1B information*

        -    Monthly Interest Maintenance Reserve (IMR) amortization report*

        -    Quarterly Asset Valuation Reserve (AVR) report*

        -    Monthly Schedule Ds, all parts*

















* The data contained in these reports is not reviewed by LIM, and the Client is responsible for the accuracy of the final reports.

                                  Schedule D

                              Account Information


Monthly:
     within 10 business days:
        asset inventory listing

     within 20 business days:
        portfolio performance report

Quarterly:
     within 25 business days:
            management reports
            summary of derivatives activity
            performance summaries

                                  Schedule E

                     Fees for Investment Advisory Services


     Based upon the objectives and policies of the Account as set forth in Schedule B and the additional services set forth in Schedule C, the annualized fee shall be thirteen (13) basis points.* Fees are calculated each quarter by applying the above rate to the aggregate value of assets held in the Account as of the last business day of each calendar quarter. The value of assets in the Account is to be determined in accordance with Section 10 of the Agreement. LIM's minimum total quarterly fee is $12,500. The Client will be charged additional amounts for the management of its equity securities based upon the fees charged LIM by the applicable subadvisers.

     LIM will bill the Client for its quarterly fee and the fees of any subadvisers, and such fees will be due immediately upon receipt of each invoice. Notwithstanding the foregoing, for any calendar quarter during which this Agreement is not in effect for the full calendar quarter, the fees for investment advisory services shall be prorated for the period during which the Agreement is in effect.

     For each portfolio created subsequent to the Effective Date, there is a one time initialization fee of $10,000 per portfolio.

     If at any time while this Agreement shall be in effect the Client desires services or account information from the Manager other than those specifically delineated in this Agreement and all Schedules hereto, and the Manager agrees to provide such services or account information, a fee for such services or account information shall be determined through good faith negotiations. In addition, LIM reserves the right to increase its fees if the Client modifies the objectives and policies of the Account as set forth in Schedule B or requests additional services to be set forth in Schedule C. LIM also reserves the right to charge the Client such additional amounts as determined from time to time by LIM if any of the following occur: (i) LIM is required to spend additional time to process the Client's transactions due to the Client's choice of Custodian; or (ii) if the Client desires to have on-line access to LIM's computer systems and executes a separate agreement with LIM relating to such access. Any increase in fees or additional amounts described in this paragraph shall be effective upon written notice to the Client by LIM.




- -----------
* After the Initial Term, fees may be amended by LIM upon 90 days' prior written notice to the Client.

                                  Schedule F

                         Alternative Dispute Resolution

     NEGOTIATION BETWEEN EXECUTIVES. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of said notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to meet within 20 days, either party may initiate mediation of the controversy or claims as provided hereinafter.

     If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

     MEDIATION. If the dispute has not been resolved by negotiation as provided herein, the parties shall endeavor to settle the dispute by mediation under the then current Center for Public Resources ("CPR") Model Procedures for Mediation of Business Disputes. The neutral third party will be selected from the CPR Panel of Neutrals. If the parties encounter difficulty in agreeing on a neutral, they will seek the assistance of CPR in the selection process.

     ARBITRATION UNDER THE CPR RULES. Any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof, which has not been resolved by Mediation as provided above within 60 days of the initiation of such procedure (unless the parties mutually agree to extend such timeframe), shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by three independent and impartial arbitrators, of whom each party shall appoint one, provided, however, that if one party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting party may initiate arbitration before expiration of the above period. Any arbitrator not appointed by a party shall be selected from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any arbitration damages in excess of compensatory damages.

                                  Exhibit 1

                 ATTACHMENT TO INVESTMENT MANAGEMENT AGREEMENT

Lincoln Investment Management, Inc.
200 E. Berry Street
Fort Wayne, Indiana 46802

     Re:
        ---------------------------------
               (Name of Account)

Ladies and Gentlemen:

     This letter confirms the appointment of Lincoln Investment Management, Inc. ("Manager") as investment adviser with authority as attorney-in-fact on behalf of the Account (a) to purchase any and all securities and other property and investments for the Account at any time or from time to time; (b) to sell any and all securities and other property and investments held in the Account at any time or from time to time; (c) to place orders for the execution of such transactions with or through such brokers and dealers as the Manager may select; and (d) to execute any and all documents which may be deemed necessary or desirable to effectuate such transactions.

     It is further understood that the Manager may deliver to any broker or dealer executing transactions on behalf of the Account a copy of this document as evidence of the authority of the Manager to act for and on behalf of the Account. In the event this authority is terminated, any party to whom a copy of this document has been delivered as evidence of the Manager's authority will be held harmless from any loss or liability incurred as a result of any action taken in reliance thereon after such termination but before notice of such termination has been received by such party.

                                        Very truly yours,


Date:
     -------------------------          ----------------------------------
                                                     (Client)


                                        By:
                                           -------------------------------

                                        Its:
                                           -------------------------------